Exhibit 10.115

FORM OF

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the ___ day of July 2016, by and between Rennova Health, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS, on December 30, 2015, pursuant to that certain Registration Statement on Form S-1, File No. 208157, the Company offered to the Investor Class A Units consisting of one share of common stock, par value $0.01 per share (the "Common Stock"), and a warrant to purchase one share of common stock (the "Class A Units") and Class B Units consisting of one share of Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), and warrants to purchase 645.1613 shares of Common Stock (the "Class B Units") (the warrants issued pursuant to the Class A Units and the Class B Units, collectively, the "Original Warrants");

WHEREAS, the Investor currently owns the number of shares of Series C Preferred Stock and Original Warrants as set forth on the Investor’s signature page attached hereto;

WHEREAS, in exchange for such number of shares of Series C Preferred Stock and Original Warrants held by the Investor, the Company desires to issue to the Investor (i) shares of Series G Convertible Preferred Stock, par value $0.01 per share, with substantially such terms as set forth in the attached Exhibit A (the "Series G Preferred Stock"), and (ii) warrants with substantially such terms as set forth in the attached Exhibit B (the "New Warrants"), to purchase shares of Common Stock (the Series G Preferred Stock and the New Warrants, collectively, the "Exchange Securities");

WHEREAS, the Company and the Investor acknowledge that the issuance of certain shares of Common Stock underlying the Series G Preferred Stock and the New Warrants is subject to the approval of the stockholders of the Company pursuant to the limitations imposed by the Nasdaq Stock Market; and

WHEREAS, the exchange of the Original Warrants and the Series C Preferred Stock for the Exchange Securities is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Exchange.  On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Original Warrants and the Series C Preferred Stock for the Exchange Securities, with the number of Exchange Securities to be determined in accordance with the calculations set forth on the attached Exhibit C. Subject to the conditions set forth below, the Exchange shall take place at the offices of Akerman LLP, Three Brickell City Centre, 98 Southeast Seventh Street, Miami, Florida 33131, on the later of (i) the third Trading Day (as defined below) after the date hereof or (ii) the date of consummation of the Public Offering (as defined below), or at such other time and place as the Company and the Investor mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

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1.1 On the Closing Date, in exchange for the Original Warrants and the Series C Preferred Stock, the Company shall deliver the Exchange Securities to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto. Upon receipt of the Exchange Securities in accordance with this Section 1.1, all of the Investor’s rights under the Original Warrants and the shares of Series C Preferred Stock shall be extinguished. The Investor shall tender to the Company the Original Warrants within three Trading Days (as defined below) of the Closing Date.

1.2 On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Securities, irrespective of the date such Exchange Securities are delivered to the Investor in accordance herewith. As used herein, “Trading Day” means any day on which the Common Stock is traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

1.3 The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2. Stockholder Approval. The Company represents and warrants to the Investor that stockholders holding shares representing a majority of the total voting power of the capital stock of the Company have approved, by written consent, dated July 6, 2016, the issuance by the Company of the Exchange Securities pursuant to this Agreement. The Company covenants and agrees, promptly upon the consummation of the Public Offering (as defined below), to file a preliminary information statement with regard to such written consent pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), with the Securities and Exchange Commission and thereafter, as promptly as is reasonably practicable, to send the definitive information statement to all stockholders of the Company as of the record date for the written consent ("Record Date"). Such written consent shall be effective 20 calendar days after the definitive information statement is sent to all stockholders as of the Record Date (the "Effective Date"). In the event that the Effective Date has not occurred on or prior to September 30, 2016, commencing thereafter, to the extent that the Investor is unable to convert any Series G Preferred Stock or exercise any New Warrants because of the Exchange Cap (as defined therein) limitations included therein, the Investor may require the Company to pay to the Investor, within three (3) Trading Days of the applicable attempted conversion or exercise, as the case may be, cash by wire transfer of immediately available funds, in exchange for cancellation of the applicable portion of the Series G Preferred Stock subject to conversion or New Warrants subject to exercise, as the case may be, which cash amount for each share of Common Stock that the Company is unable to deliver pursuant to the Conversion Cap therein shall be equal to the highest trading price of the Common Stock in effect at any time during the period beginning on the applicable conversion or exercise date, as the case may be, and ending on the date the Company makes the payment provided for in this sentence.

3. Closing Conditions.

3.1 Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) Issuance of Securities. At the Closing, the Company shall issue the Exchange Securities on the books and records of the Company.

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(c) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e) Registration Statement. The Registration Statement on Form S-1 (Registration No. 333-211515) (the "Registration Statement") shall have been declared effective and the offering pursuant to the Registration Statement (the "Public Offering") shall have been consummated on or before September 30, 2016.

(f) Listing of Exchange Securities. The Company shall have secured the listing or designation for quotation (as applicable) of all of the shares of Common Stock underlying the Series G Preferred Stock and New Warrants, upon each national securities exchange and automated quotation system, if any, upon which the shares underlying the Original Warrants and Series C Preferred Stock are then listed or designated for quotation (as applicable).

3.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

(d) Registration Statement. The Registration Statement shall have been declared effective and the Public Offering shall have been consummated.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

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4.2 Authorization. Other than the filing and delivery of the Information Statement to all stockholders as of the Record Date, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchange, and the issuance of the Exchange Securities and the shares of Common Stock issuable upon conversion of the Series G Preferred Stock and exercise of the New Warrants (collectively, the “Securities”) have been taken on or prior to the date hereof.

4.3 Valid Issuance of the Securities.  The Series G Preferred Stock, the New Warrants and the shares of Common Stock issuable upon conversion or exercise thereof, as applicable, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. Subject to the truth and accuracy of the Investor’s representations set forth in Section 5 of this Agreement, the Exchange Securities and the shares of Common Stock issuable thereunder (assuming cashless exercise of the New Warrants) are freely tradeable without the need for registration under the 1933 Act and shall not be required to bear any 1933 Act legend.

4.4 Offering. Subject to the truth and accuracy of the Investor’s representations set forth in Section 5 of this Agreement, the offer and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

4.5 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation.

4.6 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

4.7 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other documents entered into in connection herewith (collectively, the “Transaction Documents”) and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the 1933 Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the Exchange Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

4.8 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, selfregulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of the Company’s officers or directors in their capacities as such.

4.9 No Group. The Company acknowledges that, to the Company’s knowledge, the Investor is acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the 1933 Act and the rules and regulations promulgated thereunder.

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4.10 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

4.11 Disclosure. Other than as set forth in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the Exchange Securities.

5. Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

5.1 Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

5.2 Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

5.3 Reliance on Exemptions. The Investor understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

5.4 Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Securities which have been requested by the Investor. The Investor has had the opportunity to review the Company's filings with the Securities and Exchange Commission. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

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5.5 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

5.6 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and each Transaction Document to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.7 Ownership of Original Warrants and Series C Preferred Stock.  The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Original Warrants and Series C Preferred Stock set forth on the signature page hereto free and clear of all rights and Liens (as defined below). The Investor has full power and authority to transfer and dispose of the Original Warrants and Series C Preferred Stock to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right, of any Person to acquire all or any part of the Original Warrants, the Series C Preferred Stock or any shares of Common Stock issuable upon exercise of the Original Warrants or conversion of the Series C Preferred Stock. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

5.8 No Consideration Paid. No commission or other remuneration has been paid by the Investor (or any of its agents or affiliates) to the Company related to the Exchange.

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6. Additional Covenants.

6.1 Disclosure. The Company shall, on or before 5:30 p.m., New York City time, on the first business day after the date of this Agreement, issue a Current Report on Form 8-K (collectively, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby and attaching a form of this Agreement, a form of certificate of designation with respect to the Series G Preferred Stock and a form of New Warrant as exhibits to such filing. From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor. The Company shall not disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate.

6.2 Listing. The Company shall use its best efforts to maintain the listing or designation for quotation (as applicable) of all of the shares of Common Stock underlying the Series G Preferred Stock and New Warrants upon each national securities exchange and automated quotation system on which the Common Stock is currently listed or designated while such securities are outstanding. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.2.

6.3 Registered Characteristics. Subject to the truth and accuracy of the Investor’s representations set forth in Section 5 of this Agreement, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Exchange Securities (assuming cashless exercise of the New Warrants) take on the registered characteristics of the Series C Preferred Stock and Original Warrants and the Company agrees not to take a position to the contrary.

6.4 Transfer Restrictions. Other than this Agreement, the Investor agrees not to transfer, exercise, convert or grant to any other party any interest in the Original Warrants or any Series C Preferred Stock from the date hereof through the earlier of (a) the Closing Date and (b) September __, 2016. From the date hereof until September 30, 2016, the Investor agrees, on behalf of itself and each affiliate (as defined in Rule 405 under the 1933 Act) of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Exchange Securities, or (z) is subject to such Investor’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), not to sell, dispose or otherwise transfer (a) a number of shares of the Investor’s Series G Preferred Stock (or shares of Common Stock thereunder) in excess the aggregate number of shares of Series G Preferred Stock held by the Investor less the number of shares of Lock-Up Series G Preferred Stock (as defined in Exhibit C) held by the Investor or (b) a portion of the New Warrants (or the shares of Common Stock thereunder) in excess of the aggregate amount of New Warrants held by the Investor less the Lock-Up Exchange Warrants (as defined in Exhibit C) held by the Investor. The Company shall not be permitted to amend or waive any trading restriction in any other Agreements with Other Investors (as defined in Section 7.6) in a manner that is less restrictive to the any Other Investor(s) unless, prior thereto, the Company has provided written notice of such amendment or waiver to the Investor and the Company has agreed to similarly and proportionally amend or waive the terms of this Section 6.4.

6.5 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

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6.6 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Rennova Health, Inc.

400 South Australian Avenue, 8th Floor

West Palm Beach, Florida 33401

Attention: Chief Executive Officer

Telephone: (561) 855-1626

Facsimile: _______________________________

E-mail:__________________________________

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With a copy to:

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street, Suite 1100

Miami, Florida 33131

Telephone: (305) 982-5560

Facsimile: (305) 374-5095

Email: tom.cookson@akerman.com

If to the Investor, to its address, facsimile number and email address set forth on its signature page hereto,

or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Investor shall indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.8 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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7.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.12 Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Securities.

7.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.15 Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Agreement are several and not joint with the obligations of any other holder of Original Warrants or Series C Preferred Stock (each, an “Other Investor”), and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any agreement (whether similar to this agreement or otherwise) (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Investor and the Other Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

7.16 Equal Treatment Acknowledgement; Most Favored Nations; Effectiveness and Termination. Other than Section 6.6, the Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the Exchange (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document that contains terms more favorable to a Person other than the Investor than this Agreement, then the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 7.16 shall apply similarly and equally to each Settlement Document. This Agreement shall only be effective upon the execution of all Other Agreements by all Other Investors and the consummation of the Public Offering with gross proceeds of at least $8.6 million. In the event that the Public Offering is not consummated on or before September 30, 2016, the Investor shall have the right to terminate this Agreement which shall be of no further force or effect.

[SIGNATURES ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

RENNOVA HEALTH, INC.

By:_____________________________________
Name: __________________________________
Title:____________________________________

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR

[________________]

By:_________________________________
Name: ______________________________
Title:________________________________

Address for Notices:
____________________________________
____________________________________

Fax#: _______________________________
SSN or EIN#:__________________________

Aggregate number of Original Warrants:
____________________________________

Aggregate number of shares of Series C Preferred Stock:
____________________________________

DWAC Instructions:

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Exhibit C

The number of shares of Series G Preferred Stock (with a Conversion Price equal to the Market Price) to be issued to the Investor pursuant to the Exchange Agreement shall equal the sum of (x) the number of shares of Series C Preferred Stock held by the Investor immediately prior to the date of execution of the Exchange Agreement and (y) the quotient determined by dividing (A) 75% of the Original Securities Value Shortfall by (B) $1,000 (the Series G Preferred Stock referred to in clause (y) above, the “Lock-Up Series G Preferred Stock”).

The number of New Warrants (with an Exercise Price equal to the Market Price) to be issued to the Investor pursuant to the Exchange Agreement shall equal (x) the number of Original Warrants held by the Investor immediately prior to the date of execution of the Exchange Agreement and (y) the quotient determined by dividing (A) 25% of the Original Securities Value Shortfall by (B) the Black Scholes Value of each New Warrant (the New Warrants referred to in clause (y) above, the “Lock-Up Exchange Warrants” and together with the Lock-Up Series F Preferred Stock, the “Lock-Up Exchange Securities”).

As used above, capitalized terms shall have the following definitions:

“Black Scholes Value” means the value of each applicable warrant based on the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the trading date immediately following the announcement of the transactions contemplated by the Underwriting Agreement, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of such date, (iii) the underlying price per share used in such calculation shall be the Market Value, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

“Market Price” means the purchase price per share at which each share of Common Stock (and corresponding warrants) are to be issued pursuant to the Underwriting Agreement.

“Original Securities Value Shortfall” means the sum of the Preferred Stock Value Shortfall and the Warrant Value Shortfall.

“Preferred Stock Value Shortfall” means the product of (x) the stated value of the Series C Preferred Stock held by the Investor and (y) the Black Scholes Value of each warrant to be issued pursuant to the Underwriting Agreement.

“Warrant Value Shortfall” means the dollar amount calculated by multiplying (x) the number of Original Warrants held by the Investor, by (y) the Black Scholes Value of each warrant to be issued pursuant to the Underwriting Agreement.

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